    As filed with the Securities and Exchange Commission on December 15, 2004

                                               Registration No. ________________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                 Air Products PLC and Air Products Group Limited
                    U.K. Savings-Related Share Option Schemes
                            (Full Title of the Plan)
--------------------------------------------------------------------------------

         W. Douglas Brown, Vice President, General Counsel and Secretary
                        Air Products and Chemicals, Inc.,
               7201 Hamilton Boulevard, Allentown, PA 18195-1501
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                  610-481-4911
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

   Titles of securities                                Proposed maximum        Proposed maximum
     to be registered             Amount to be        offering price per      aggregate offering     Amount of registration
                                   registered                share                  price                      fee
Common Stock, par value $1          620,446                 $57.21              $35,495,715.66            $4,177.85(1)

--------------------

(1) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Common Stock on 9 December 2004 (i.e., $57.21 per share).

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the Air Products PLC and Air Products Group Limited U.K. Savings-Related Share Option Schemes (the "Schemes"). These are securities of the same class as the securities registered on Form S-8, Registration Statement No. 33-2068 for distribution pursuant to the Schemes. Accordingly, the contents of Registration Statement No. 33-2068 are incorporated herein by reference. The registrants report on Form 10-K for the year ended 30 September 2004 is also incorporated herein by reference.

                                    EXHIBITS

4.1. By-Laws of the Company. (Filed as Exhibit 3.1 to the Company's Form 8-K Report dated 18 September 1997.)

4.2.  Restated Certificate of Incorporation of the Company. (Filed as Exhibit
      3.2 to the Company's Form 10-K Report for the fiscal year ended 30 September 1987.)

4.3. Amendment to the Restated Certificate of Incorporation of the Company dated 25 January 1996. (Filed as Exhibit 3.3 to the Company's Form 10-K Report for the fiscal year ended 30 September 1996.)

4.4. Rights Agreement, dated as of 19 March 1998, between the Company and First Chicago Trust Company of New York. (Filed as Exhibit 1 to the Company's Form 8-A Registration Statement dated 19 March 1998, as amended by Form 8-A/A dated 16 July 1998.)

23.   Consent of Independent Registered Public Accounting Firm

23A. Consent of Arthur Andersen LLP (omitted pursuant to Rule 537a as described in the Exhibit).

24.   Power of Attorney.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 15th day of December 2004.

                                     AIR PRODUCTS AND CHEMICALS, INC.
                                     (Registrant)



                                     By:        /s/ W. Douglas Brown
                                        ----------------------------------------
                                                  W. Douglas Brown*
                                            Vice President, General Counsel
                                                   and Secretary

----------
* W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                   TITLE                                    DATE
                ---------                                   -----                                    ----
                                           Director, Chairman of the Board,
                                           President, and Chief Executive Officer
        /s/ John P. Jones III              (Principal Executive Officer)
------------------------------------
          John P. Jones III                                                                    15 December 2004

                                           Vice President and Chief
          /s/ Paul E. Huck                 Financial Officer (Principal Financial              15 December 2004
------------------------------------       Officer and Accounting Officer)
            Paul E. Huck


                  *
------------------------------------                      Director                             15 December 2004
           Mario L. Baeza


                  *                                       Director                             15 December 2004
------------------------------------
         Michael J. Donahue


                  *                                       Director                             15 December 2004
------------------------------------
         Ursula F. Fairbairn


                  *                                       Director                             15 December 2004
------------------------------------
           W. Douglas Ford


                  *                                       Director                             15 December 2004
------------------------------------
        Edward E. Hagenlocker


                  *                                       Director                             15 December 2004
------------------------------------
          James F. Hardymon


                  *
------------------------------------
           Terrence Murray                                Director                             15 December 2004

                SIGNATURE                                   TITLE                                    DATE
                ---------                                   -----                                    ----
                  *
------------------------------------                      Director                             15 December 2004
          Lawrence S. Smith


                  *
------------------------------------                      Director                             15 December 2004
         Lawrason D. Thomas

                                  EXHIBIT INDEX


Exhibit                                                                                  Page
-------                                                                                  ----
4.1.       By-Laws of the Company.  (Filed as Exhibit 3.1 to the Company's                N/A
           Form 8-K Report dated 18 September 1997.)

4.2.       Restated Certificate of Incorporation of the Company.  (Filed as               N/A
           Exhibit 3.2 to the Company's Form 10-K Report for the fiscal year ended 30 September 1987.)

4.3.       Amendment to the Restated Certificate of Incorporation of the                  N/A
           Company dated 25 January 1996. (Filed as Exhibit 3.3 to the Company's
           Form 10-K Report for the fiscal year ended 30 September 1996.)

4.4.       Rights Agreement, dated as of 19 March 1998, between the Company               N/A
           and First Chicago Trust Company of New York. (Filed as Exhibit 1 to
           the Company's Form 8-A Registration Statement dated 19 March 1998, as amended by Form 8-A/A dated 16 July 1998.)

23.        Consent of Independent Registered Public Accounting Firm                         6

23A.       Consent of Arthur Andersen LLP (omitted pursuant to Rule 537a as                 7
           described in the Exhibit).

24.        Power of Attorney                                                                8

No opinion of counsel is being filed because the Common Stock to be distributed in connection with the Plan will consist exclusively of previously issued shares that are presently held by the registrant as treasury shares or under the registrant's Flexible Employee Benefits Trust and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Plans covered by the registration statement are not subject to the requirements of ERISA.